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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) November 8, 1999

                                GAMOGEN, INC.
            (Exact name of registrant as specified in its charter)

             NEW YORK                 0-15382            13-3341562

  (State or other jurisdiction      (Commission        (IRS Employer
         of incorporation)          File Number)     Identification No.)

     1930 Village Center Circle, Suite 3-183, Summerlin Nevada 89134-1389
             (Address of principal executive offices) (Zip Code)

                                (702) 615-5922
              Registrant's telephone number, including area code

                     24 Carpenter Road, Chester, New York
        (Former name or former address, if changed since last report.)




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Item 1. Changes in control of Registrant.

        On or about November 8, 1999, Southridge Group LLC, a newly formed limited liability company organized under the laws of Nevada, purchased 649,200 shares of common stock, constituting approximately 52.78% of the issued and outstanding capital stock of the Registrant, from Repro-Med Systems, Inc. Southridge paid Repro-Med an aggregate of $263,579 consisting of cash in the amount of $80,000 and a promissory note in the amount of $183,579. The note is guaranteed by Yale Farar, the principal beneficial owner of Southridge. Concurrent with Southridges purchase of the shares from Repro-Med, Gamogen sold substantially all of its assets to Repro-Med in exchange for the note. Further, in connection with this transaction, Gamogen delivered general releases to its directors, who are also directors of Repro-Med. Southridge purchased the shares from Repro-Med for the purpose of gaining control of the Registrant and thereafter for the purpose of seeking to have Registrant served as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination (Business Combination) with an operating business. No assurance can be given that Registrant, or Southridge on behalf of Registrant, will be able to effect a Business Combination. In connection with this transaction, Registrant delivered general releases to its directors, who are also directors of Repro-Med. Following completion of the transaction, Registrant had two directors, Harold S. Fleischman, and Aaron A. Grunfeld. Harold S. Fleischman is a member of the State Bar of California and has practiced law in that state for more than 25 years. Aaron A. Grunfeld is a member of the State Bar of California and has practiced law in that state for more than 25 years. The Board of Directors has appointed Aaron A. Grunfeld to act as interim chief executive officer of the Registrant. There currently exists one vacancy on the board of directors. Officers and directors of the Registrant are expected to devote limited amounts of time to the affairs of the Registrant until a Business Combination, if any, may be effected.

Item 2. Acquisition or Disposition of Assets.

        In connection with the transaction described above, Registrant and Repro-Med entered into an operating agreement whereby Registrant and Repro-Med each granted to the other the option to acquire Registrants interest in the Restore Joint Venture between Registrant and Repro-Med. Registrants option may be exercised at any time commencing 45 days after the stated effective date of the option agreement and Repro-Meds option may be exercised during a 60-day period commencing one year after the stated effective date of the option agreement. Upon exercise of the option by either party, Registrant will exchange its interest in the Restore Joint Venture for 50,000 shares of common stock of Registrant owned by Repro-Med.

Item 3. Bankruptcy or Receivership.

        Not applicable.

Item 4. Changes in Registrants Certifying Accountant.

        Not applicable.

Item 5. Other Events.

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        Not applicable.

Item 6. Resignation of Registrant's directors.

        Please see description of transactions set forth within Item 1 above.

Item 7. Financial Statements and Exhibits.

        None submitted.

Item 8. Change in Fiscal Year.

        Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GAMOGEN, INC.


                                        By____________________________________
                                                    Aaron A. Grunfeld
                                               Its Chief Executive Officer

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